UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2023

Appreciate Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39758	83-2426917
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6101 Baker Road, Suite 200 Minnetonka, MN	55345
(Address of principal executive offices)	(Zip Code)

(952) 470-8888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	SFR	The Nasdaq Stock Market LLC
Warrants to purchase Class A Common Stock, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	SFRWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On June 13, 2023, Appreciate Holdings, Inc. (“Company”) received a written notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) stating that the Company is not in compliance with Nasdaq Listing Rule 5450(a)(1) (the “Rule”) because the closing bid price for the last 32 consecutive business days was lower than $1.00. The Rule requires listed companies to maintain a minimum bid price of $1.00. The Notice has no immediate effect on the listing or trading of the Company’s securities.

The Company has 180 calendar days from the date of the Notice to regain compliance with the minimum bid price requirement. If at any time during this 180 day period the closing bid price of the Company’s common stock is at least $1.00 for a minimum of 10 consecutive business days, Nasdaq will provide the Company with written confirmation of compliance with the minimum bid price requirement.

If the Company does not regain compliance with the minimum bid price requirement within the initial 180 day compliance period, the Company may be eligible for an additional 180 calendar days to regain compliance if, on the last day of the initial compliance period, the Company meets the continued listing requirements as well as all other initial listing standards (other than the minimum bid price requirement), and the Company notifies Nasdaq of its intention to cure the deficiency during the second compliance period. If the Company meets these requirements, Nasdaq will inform the Company that it has been granted an additional 180 calendar days to regain compliance. If the Company does not indicate its intent to cure the deficiency, or if it does not appear to Nasdaq that it is possible for the Company to cure the deficiency, the Company will not be eligible for the second compliance period.

If the Company does not regain compliance with the minimum bid price requirement within the applicable compliance period, the Company’s common stock will be subject to delisting. In addition, notwithstanding the foregoing, if during the initial compliance period or any additional compliance period the Company’s common stock has a closing bid price of $0.10 or less for ten consecutive trading days, the Company’s common stock will be subject to delisting.

There can be no assurance that the Company will be able to regain compliance with Nasdaq’s continued listing requirements.

Prior Nasdaq Notices

As previously reported in the Company’s Current Reports on Form 8-K filed April 25, 2023 and May 19, 2023, the Company received notices from Nasdaq that is did not satisfy Nasdaq’s continued listing requirements because it did not timely file its Form 10-K for the year ended December 31, 2022 and its Form 10-Q for the three months ended March 31, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Appreciate Holdings, Inc.

Date: June 20, 2023	By:	/s/ Christopher Laurence
	Name:	Christopher Laurence
	Title:	Chief Executive Officer

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